UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 24, 2007, the Board of Directors of Lamar Advertising Company (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws”) to allow for the representation of shares of the Company’s stock in either certificated or uncertificated form. The amendments to the Bylaws will permit direct or “book-entry” registration of shares of the Company’s stock and thereby facilitate the Company’s eligibility to participate in NASDAQ’s direct registration system. Additional amendments, including changes to director and stockholder meeting notice requirements and the ability to participate in meetings remotely, were also made to the Bylaws.
The above description is qualified in its entirety by the full text of the Bylaws of the Company, which is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 8.01. Other Events.
On August 24, 2007, the Company made certain amendments to its deferred compensation plan that were made as a result of the final regulations issued by the Internal Revenue Service under Internal Revenue Code Section 409A on April 10, 2007. The amended and restated Deferred Compensation Plan is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Lamar Advertising Company.

10.1	Lamar Deferred Compensation Plan (as amended).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2007	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre

Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Lamar Advertising Company.

10.1	Lamar Deferred Compensation Plan (as amended).